STOCK PURCHASE AGREEMENT

     THIS AGREEMENT (the "Agreement") is made as of the 12th day of January, 1998, by and among RUBY TUESDAY, INC., a Georgia corporation (the "Seller"), TIMOTHY P. KALIHER (the "Buyer"), RT COLORADO, INC., a Colorado corporation (the "Company"), and RT DENVER FRANCHISE, L.P., a Delaware limited partnership (the "Partnership").

     WHEREAS, Seller owns 100 shares of the capital stock, $.01 par value, of the Company, which constitutes all of the issued and outstanding capital stock of the Company (the "Stock"); and

     WHEREAS, the Company is the General Partner of the Partnership pursuant to that certain Limited Partnership Agreement of the Partnership, dated as of the date hereof (the "Partnership Agreement"); and

     WHEREAS, Seller is now conducting the business of operating restaurants under the trade name Ruby Tuesday at each of the locations listed on Exhibit A attached hereto (individually, a "Restaurant" and collectively the "Restaurants"); and

     WHEREAS, the parties have agreed that it is in their mutual best interests for the Buyer to purchase the Stock on the terms and conditions set forth herein and for the parties to enter into the other arrangements and agreements described herein;

     NOW, THEREFORE, for and in consideration of the mutual representations, warranties and covenants contained herein, the parties agree as follows:

1.  Purchase and Sale of the Stock

     (a) For and in consideration of the sum of One Hundred Thousand Dollars ($100,000) (the "Purchase Price") to be paid to Seller in accordance with Section 1(b) below, subject to the terms and conditions herein set forth, on the Closing Date (as hereinafter defined), Seller shall sell, assign, convey, transfer and deliver the Stock to Buyer, and Buyer shall purchase, accept and acquire the Stock from Seller.
     (b) Payment of the Purchase Price shall be made by Buyer to Seller at the Closing (as hereinafter defined) by delivery to Seller of Buyer's promissory note in the form of Exhibit B attached hereto (the "Note") in the principal amount of the Purchase Price. The obligations of Buyer under the Note shall be secured by a pledge of the Stock in favor of Seller, to be evidenced by a stock pledge agreement in the form of Exhibit C attached hereto (the "Stock Pledge Agreement").

2.  Closing

     The closing (the "Closing") of this transaction shall take place immediately after the occurrence of the events set forth in Section 4 (the "Closing Date"), or such later date as may the parties may agree in writing, at the a location designated by Seller, or such other location as the parties may agree in writing. At the Closing, Seller shall deliver to Buyer the certificate(s) representing the Stock, duly endorsed in blank for the transfer of the Stock to Buyer, free and clear of any liens, claims, pledges, charges or other encumbrances.

3.  Closing Documents

     (a) At the Closing, the following documents (the "Closing Documents") shall be delivered as follows:
          (i)  the Note, to be delivered by Buyer to Seller;
          (ii) the Stock Pledge Agreement to be delivered by Buyer to Seller;
          (iii) a guaranty in the form of Exhibit D attached hereto, to be delivered by Buyer to Seller;
          (iv) an amended operating agreement for each of the Restaurants contributed to Partnership pursuant to the Contribution Agreement (as defined herein), in the form of Exhibit E attached hereto (collectively, the "Amended Operating Agreements"), to be executed by Seller, Partnership and Buyer (as Controlling Principal) and delivered to the other parties thereto; and
          (v) such other related documents as Seller or Buyer may have reasonably requested on or prior to the Closing Date.
     (b) Seller and Buyer hereby agree, from time to time after the Closing (but without obligation separate from the obligations expressly provided by this Agreement), to execute, acknowledge and deliver to each other such instruments of conveyance and transfer, and will take such other actions and execute and deliver such other documents, certifications and further assurances, as either party may reasonably request with respect to the assignment, transfer and delivery of the Stock, in order to consummate in full the transactions provided for herein.

4.  Other Events

     Seller and Buyer acknowledge and agree that each of the following events (the "Other Events") shall have occurred prior to the Closing:
     (a) The contribution of certain assets to the Partnership relating to the Restaurants pursuant to that certain Contribution Agreement among Seller, Company and Partnership, dated the date hereof (the "Contribution Agreement") shall have occurred. (Hereinafter, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Contribution Agreement.)
     (b) Seller and Partnership shall have entered into the Development Agreement and the Standard Operating Agreement and the Support Services Agreement (as described in Section 1 of the Contribution Agreement).
     (c) The Partnership shall have made a one-time distribution of capital in an amount of $18,809,000 (the "Distributed Capital") to the Company.
     (d) The Company shall have declared and paid a one-time dividend to Seller, as its sole shareholder in the amount of the Distributed Capital.

5.  Representations and Warranties of Seller and Company

     Each of Seller and Company represents and warrants to Buyer that the following is true as of the date hereof and will be true as of the
Closing:
     (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power to own, lease and operate its properties and assets, to carry on its business as conducted and to carry out the transactions provided for in this Agreement and the Partnership Agreement.
     (b) The execution and delivery of this Agreement and performance under this Agreement have been duly authorized by all necessary action on the part of each of Seller and Company, do not violate the terms of their respective articles of incorporation or bylaws and do not violate or constitute a breach of any material agreement, instrument, order or judgment to which either of them is a party or by which either of them is bound.
     (c) This Agreement has been, and on the Closing Date each of Closing Documents will have been, duly executed and delivered by a duly authorized signatory of each of Seller or Company, as applicable, and constitutes the valid and binding agreement of each of Seller and Company, as applicable, enforceable against each such party in accordance with its terms, subject to the effect of applicable bankruptcy and insolvency laws and general equitable principles.
     (d) Company is authorized to issue 1000 shares of capital stock, $.01 par value. No shares of capital stock of Company are currently issued and outstanding except for the Stock. The Stock is owned by Seller, free and clear of any liens, claims and encumbrances. Seller has full right, power and authority to sell, assign, transfer and convey to Buyer the Stock as herein provided. Upon transfer of the Stock to Buyer at the Closing, Buyer will receive good and valid title to the Stock, free and clear of any liens, claims, pledges, charges or other encumbrances.
     (e) There is no litigation pending or, to the knowledge of Seller or Company, threatened against it seeking to enjoin or challenge any of the transactions contemplated by this Agreement

6.  Representations and Warranties of Buyer

     Buyer represents and warrants to Seller and Company that the following is true as of the date hereof and will be true as of the
Closing:
     (a)  He has the capacity and power to enter into this Agreement.
     (b) The execution and delivery of this Agreement and performance of this Agreement have been duly authorized by all necessary action on his part and do not violate or constitute a breach of any material agreement, instrument, order or judgment to which he is a party or by which he is bound.
     (c) This Agreement has been duly executed and delivered and constitutes his valid and binding agreement, enforceable against him in accordance with its terms, subject to the effect of applicable bankruptcy and insolvency laws and general equitable principles.
     (d) There is no litigation pending or, to his knowledge, threatened, against him seeking to enjoin or challenge any of the transactions contemplated by this Agreement.
     (e) Buyer (i) is acquiring the Stock solely for his own account, for investment, and the Stock is not being purchased with a view to resale or distribution, in whole or in part, (ii) has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person or sell, transfer or pledge all or any portion of the Stock, and (iii) has no plans to enter into any such contract, undertaking, understanding, agreement or arrangement. Buyer represents that he has knowledge and experience in business and financial matters, is able to evaluate the risks and benefits of investment in the Stock and in the Partnership, has received all information concerning Seller, Company, Partnership and the Special Limited Partner (as defined in the Partnership Agreement) as he deems relevant and has had the opportunity to obtain additional information as desired in order to evaluate the merits of and the risks inherent in acquiring the Stock and otherwise performing his obligations under this Agreement and the transactions contemplated hereby, including, without limitation, causing the Company to perform its obligations under the Partnership Agreement. Buyer has had full opportunity to inspect the Businesses and the Assets and to ask all questions of Seller, Company and Partnership regarding the Businesses and the Assets. Buyer has had the opportunity to conduct its own independent investigation relating to all aspects of the Businesses and to obtain whatever opinions of specialists and experts it has deemed necessary in making the decisions to enter into this Agreement and the Closing Documents and to consummate the transactions contemplated hereby and thereby. In making such decisions, (i) Buyer has not relied on information received by it from Seller, Company or Partnership regarding the past or present earnings of the Businesses as a determinant or indicator of future earnings of the Businesses, and (ii) Buyer has not relied on information received from Seller, Company or Partnership regarding the prospects of future earnings of the Businesses.
     (f) Condition of Assets. BUYER ACKNOWLEDGES AND AGREES THAT ALL ASSETS TO BE CONTRIBUTED TO PARTNERSHIP PURSUANT TO THE CONTRIBUTION AGREEMENT SHALL BE CONTRIBUTED ON AN "AS IS, WHERE IS" BASIS, AND THAT, EXCEPT AS EXPRESSLY SET FORTH IN SECTION 5 OF THIS AGREEMENT, NONE OF SELLER, COMPANY OR PARTNERSHIP HAS MADE, IS MAKING, OR SHALL MAKE, ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, RESPECTING ANY OF THE ASSETS, AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER MATTER. FURTHER, BUYER ACKNOWLEDGES THAT BUYER HAS INFORMED ITSELF AS TO THE BUSINESSES, AND BUYER FURTHER ACKNOWLEDGES AND AGREES THAT NONE OF SELLER, COMPANY OR PARTNERSHIP HAS MADE, MAKES, OR SHALL MAKE, ANY REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE BUSINESSES.

7.  Representations and Warranties regarding the Assets.

     Each of Seller and Company represents and warrants to Partnership the following, as of the closing of the contribution of the Assets pursuant to the Contribution Agreement (the "Contribution Closing"):
     (a) Organization and Authority. Each of Seller and Company possesses all requisite corporate power and authority to own the Assets and operate the Businesses and to enter into and perform the Contribution Agreement and the documents contemplated thereby (the "Contribution Documents"). The execution and delivery and performance of each of the Contribution Documents have been duly authorized by all necessary corporate action.
     (b)  Compliance with Laws and Instruments.  Except as set forth on
Schedule I, the execution, delivery and performance by Seller and Company of the Contribution Documents will not result in any material violation of or be in conflict with or constitute a material default under any applicable statute, regulation, order, rule, writ, injunction or decree of any court or governmental authority or of the Articles of Incorporation or Bylaws of Seller or Company or of any material agreement or other material instrument to which Seller or Company is a party or is a subject, or constitute a default thereunder.
     (c) Title to Assets. The Assets have been contributed to Partnership, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances and defects of title of any nature whatsoever, except for the liens described on Schedule II (the "Permitted Encumbrances"). There are no existing agreements, options, commitments or rights with, of or to any person (other than Buyer) to acquire any of Seller's interests in the Assets.
     (d) Condition of Assets. Each of Seller and Company makes no representation or warranty as to the condition of the Assets, which have been contributed to Partnership on an AS IS, WHERE IS basis.

8.  Conditions to Closing.

     (a) Conditions to Obligations of Buyer. All obligations of Buyer under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:
          (i) The representations and warranties of Seller and Company contained in this Agreement shall have been true on the date hereof in all material respects, and shall be true in all material respects as of the Closing as if made at the Closing.
          (ii) Seller shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by or prior to or at the Closing.
          (iii)  The Other Events shall have occurred.
          (iv) As of the Closing, no suit, action or other proceeding, or any injunction or final judgment relating thereto, shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.
          (v) The documents to be delivered by Seller, Company and Partnership at Closing pursuant to Section 3(a) shall have been executed and delivered.
          (vi) Buyer shall have received a certificate from Seller, dated the Closing Date and certifying in such detail as Buyer may reasonably request, that the conditions specified in Section 8(b) have been fulfilled.
     (b) Conditions to Obligations of Seller. All obligations of Seller under this Agreement are subject to the fulfillment or satisfaction prior to or at the Closing, of each of the following conditions precedent:
          (i) The representations and warranties of Buyer contained in this Agreement shall have been true on the date hereof in all material respects, and shall be true in all material respects as of the Closing if made at the Closing.
          (ii) Buyer shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.
          (iii)  The Other Events shall have occurred.
          (iv) As of the Closing, no suit, action or other proceedings, or any injunction or final judgment relating thereto, shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.
          (v) The documents to be delivered by Buyer at Closing pursuant to Section 3(a) shall have been executed and delivered.
          (vi) Seller shall have received a certificate from Buyer dated the Closing Date and certifying in such detail as Seller may reasonably request, that the conditions specified in Section 8(a).

9.  Covenants of Buyer

     Buyer covenants with Seller that, for so long as any obligations under the Note remain unpaid:
     (a) Company will not issue any new stock or other securities of Company.
     (b) Company will not repurchase or redeem any stock or other securities of Company.
     (c) None of Company's assets will be diverted to the use or benefit of any other person or entity other than in the ordinary course of business.
     (d) No dividends will be declared with respect to the shares of Company.

10.  Term and Termination.

     This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:
     (a)  by mutual consent of the parties hereto;
     (b) by either Seller or Buyer, if such terminating party is not otherwise in default in this Agreement and if the Closing shall not have occurred on or before March 31, 1998, or such other extended date, if any, mutually agreed to by the parties in writing; and
     (c) by Buyer or Seller if there has been a material breach of any representation, warranty, covenant or agreement by another party that has not been cured or for which adequate assurance (reasonably acceptable to such terminating party) of cure has not been given, in either case within fifteen (15) business days following receipt of notice of such breach.
     If any party terminates this Agreement pursuant to the provisions hereof, such termination shall be effected by notice to the other party specifying the provision hereof pursuant to which such termination is made. Except for any liability for the breach of this Agreement, upon the termination of this Agreement pursuant to this Section 10, this Agreement shall forthwith become null and void and there shall be no further liability or the obligation on the part of any party hereunder or with respect hereto.

11.  Miscellaneous.

     (a)  Survival.  Unless this Agreement is terminated pursuant to
Section 10(a) or Section 10(b) hereof, all representations, warranties, covenants and agreements made in this Agreement or in a certificate delivered pursuant hereto by the parties hereto shall survive the termination of this Agreement or the consummation of the transactions contemplated hereby for a period of one (1) year after the Closing Date.
     (b) Notices. All notices, requests, or other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered or refused, if delivered personally, or, if delivered by overnight carrier, such as Federal Express, when delivered as follows:
     If delivered to Seller or Partnership at any time or to Company prior to Closing:

          c/o Ruby Tuesday, Inc.
          Attention:  Legal Department
          4721 Morrison Drive
          Mobile, Alabama  36609-3350

     If delivered to Buyer or Partnership at any time or to Company after
Closing:

          c/o Timothy P. Kaliher
          1403 East Briar Circle
          Highland Ranch, CO  80126
     (c) Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.
     (d) Sales, Transfer, Documentary and Other Taxes. Buyer shall pay all federal, state and local sales, documentary, transfer or other taxes or recording fees, if any, due as a result of the purchase, sale or transfer of the Stock hereunder, whether imposed by law on Seller or Buyer, and Buyer shall indemnify, reimburse and hold harmless Seller in respect of the liability for payment of or failure to pay any such taxes or the filing of or failure to file any reports required to be filed in connection therewith.
     (e) Entire Agreement. This Agreement, together with the Closing Documents, sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement, together with the Closing Documents.
     (f) Assignment and Binding Effect. This Agreement may not be assigned by either party hereto without the prior written consent of the other party. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of each party, but shall not be construed as conferring any other rights on any other person.
     (g) Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.
     (h) Construction. All headings contained in this Agreement are for convenience of reference only, and do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.
     (i) Exhibits and Schedules. All Exhibits and Schedules referred to herein are intended to and hereby are specifically made part of this Agreement.
     (j) Severability. Any provision of this Agreement that is invalid or enforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.
     (k) Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which counterparts taken together shall constitute one and the same instrument.
     (l) Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Georgia.
     (m) Restructuring for Tax Purposes. If after review by counsel it is determined that the present structure of this transaction will have significant adverse tax consequences, and that such consequences can be lawfully avoided by restructuring this transaction, the parties agree to restructure the transaction and execute all necessary documents on or prior to the Closing Date to effect such re-characterization.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]


     IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first above written.

SELLER:

RUBY TUESDAY, INC.

By:    /s/  J. Russell Mothershed
Name:  J. Russell Mothershed
Title: Senior Vice President


BUYER:

/s/  Timothy P. Kaliher
TIMOTHY P. KALIHER


COMPANY:

RT COLORADO, INC.

By:    /s/J. Russell Mothershed
Name:  J. Russell Mothershed
Title: Vice President


PARTNERSHIP:

RT DENVER FRANCHISE, L.P.

By:  RT COLORADO, INC., its general partner

By:    /s/ J. Russell Mothershed
Name:  J. Russell Mothershed
Title: Vice President




LIST OF SCHEDULES AND EXHIBITS

Schedules

Schedule I                   Consents, Approvals and Compliance
Schedule II                  Permitted Encumbrances
Schedule III                 Legal Description of Owned Real Property



Exhibits

Exhibit A                    List of Restaurant Locations
Exhibit B                    Form of Note
Exhibit C                    Form of Stock Pledge Agreement
Exhibit D                    Form of Guaranty
Exhibit E                    Form of Amended Operating Agreement

Schedule I
CONSENTS, APPROVALS AND COMPLIANCE
1. All consents and approvals required or necessary to transfer to Partnership all licenses or permits currently held by Seller or the Businesses with respect to the sale or consumption of alcoholic beverages on the premises at which the Businesses are conducted.
2. All consents required or necessary from any third party (or third parties) with respect to the Sublease(s) or the Contracts.
3.  Approval by the Board of Directors of each of Seller and Company.
4. Seller and Company make no representation with respect to compliance with the requirements of the Americans with Disabilities Act of 1990.

Schedule II
PERMITTED ENCUMBRANCES
1. Liens for current real, personal or other property taxes not yet due and payable.
2. Liens that are immaterial in character, amount or extent, and that do not materially affect the value, or do not materially interfere with the present use, of the Assets.
3.  UCC-1 Financing Statements:
[LIST APPLICABLE FINANCING STATEMENTS]

4.  The Second Mortgages.

Schedule III
LEGAL DESCRIPTION OF OWNED REAL PROPERTY